MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB2-A of GoEnergy, Inc, of our report dated February 12, 2007 on our audit of the financial statements of GoEnergy, Inc as of January 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the year then ended, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

March 14, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7511 Fax (702)253-7501